Registration No. 333-

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                             FORM S-8

                 REGISTRATION STATEMENT UNDER THE
                      SECURITIES ACT OF 1933


                        HANNAFORD BROS. CO.
         (Exact name of registrant as specified in its charter)

               Maine                             01-0085930
   (State or other jurisdiction of            (I.R.S. Employer
   incorporation or organization)            Identification No.)

   145 Pleasant Hill Road, Scarborough, Maine          04074
    (Address of Principal Executive Offices)         (Zip Code)



              HANNAFORD BROS. CO. 1998 STOCK OPTION PLAN
                        (Full title of plan)


                       Charles H. Crockett
                     145 Pleasant Hill Road
                    Scarborough, Maine  04074
                         (207) 883-2911
       (Name, address and telephone number of agent for service)


                  CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
 Title of                           Maximum      Maximum
 Securities                         Offering     Aggregate      Amount of
 to be             Amount to be     Price Per    Offering       Registra-
 Registered        Registered       Share*       Price*         tion Fee

 Common Stock, 2,000,000 shares   $43.8438     $87,687,600    $25,867.84
 $.75 par value

 *Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h). Reflects the average of the high and low prices reported for May 18, 1998.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Documents by Reference.

      Hannaford Bros. Co. ("Hannaford" or the "Company") hereby incorporates by reference into this Registration Statement the Company's Annual Report on Form 10-K for the year ended January 3, 1998; the Company's Quarterly Report on Form 10-Q for the quarter ended April 4, 1998; and the description of the Company's Common Stock contained in the Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description. There shall be deemed to be incorporated herein by reference, from the date of filing thereof, all documents filed by the Company pursuant to Sections 13(a), 13 (c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

 Item 5.  Interests of Named Experts and Counsel.

      Verrill & Dana, LLL of Portland, Maine is general counsel to the Company and has given its opinion with regard to the validity of the Common Stock to which this Registration Statement relates. Peter B. Webster, a partner in the firm, serves as Clerk and an Assistant Secretary of the Company; Gregory S. Fryer, a partner in the firm, also serves as an Assistant Secretary of the Company. Members of the firm hold in the aggregate less than 1% of the Common Stock of Hannaford.

 Item 6. Indemnification of Directors and Officers.

      Hannaford's bylaws provide for indemnification of directors and officers of the Company for certain actions taken or omitted in good faith. In general, the scope of such indemnity is as broad as is permitted by the Maine Business Corporation Act. In addition, Hannaford carries liability insurance relative to certain of these indemnifications. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      Pursuant to a standstill agreement between Hannaford and the Sobey Parties dated as of February 4, 1988, as amended, the Company has agreed to indemnify the Sobey Parties against certain claims which may arise from execution and delivery of such agreement. The Sobey Parties presently own approximately 25.6% of the Company's outstanding Common Stock.

 Item 8.  Exhibits.

      The following exhibits are filed as part of this Registration
 Statement:

 3.1 Articles of Incorporation - Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (SEC File No. 1-7603)

 3.2 By-Laws - Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 (SEC File No. 1-7603)

 4.1  Instruments Defining the Rights of Security Holders - Included in
      Exhibit 3

 4.2 Rights Agreement, dated as of December 16, 1997, between the Company and Continental Stock Transfer & Trust Company (including the form of Rights Certificate) - Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed January 28, 1998 (SEC File No. 1-7603)

 4.4  Hannaford Bros. Co. 1998 Stock Option Plan

 5 Opinion, dated May 19, 1998, of Verrill & Dana, LLP, including the consent of such counsel

 15   Letter of Coopers & Lybrand, L.L.P., dated May 19, 1998

 23.1 Consent of Coopers & Lybrand, L.L.P. - Dated May 19, 1998

 23.2 Consent of Verrill & Dana, LLP - Included in Exhibit 5


 Item 9.  Undertakings.

      1. The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Scarborough, State of Maine, on May 19, 1998.

 HANNAFORD BROS. CO.

 /s/Blythe J. McGarvie
 Blythe J. McGarvie
 Sr. Vice President,
 Chief Financial Officer,
 (Principal Financial and Accounting Officer)

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated above.

 /s/Walter J. Salmon               /s/Hugh G. Farrington
 Walter J. Salmon                  Hugh G. Farrington
 Chairman of the Board,            President, Chief Executive
 Director                          Officer, Director

 /s/Blythe J. McGarvie             /s/Bruce G. Allbright
 Blythe J. McGarvie                Bruce G. Allbright
 Senior Vice President,            Director
 Chief Financial Officer

 /s/Robert D. Bolinder             /s/William T. End
 Robert D. Bolinder                William T. End
 Director                          Director

 /s/Richard K. Lochridge           /s/Renee M. Love
 Richard K. Lochridge              Renee M. Love
 Director                          Director

 /s/Claudine B. Malone             /s/Robert J. Murray
 Claudine B. Malone                Robert J. Murray
 Director                          Director

 /s/John Robert Sobey              /s/David F. Sobey
 John Robert Sobey                 David F. Sobey
 Director                          Director

 /s/Robert L. Strickland           /s/Robert J. Tarr, Jr.
 Robert L. Strickland              Robert J. Tarr, Jr.
 Director                          Director

                        HANNAFORD BROS. CO.


                             FORM S-8


                         INDEX TO EXHIBITS



 3.1 Articles of Incorporation - Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 (SEC File No. 1-7603)

 3.2 By-Laws - Incorporated by reference to the Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 (SEC File No. 1-7603)

 4.1   Instruments Defining the Rights of Security Holders - Included in
       Exhibit 3

 4.2 Rights Agreement, dated as of December 16, 1997, between the Company and Continental Stock Transfer & Trust Company (including the form of Rights Certificate) - Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed January 28, 1998 (SEC File No. 1-7603)

 4.4   Hannaford Bros. Co. 1998 Stock Option Plan

 5 Opinion, dated May 19, 1998, of Verrill & Dana, LLP, including the consent of such counsel

 15    Letter of Coopers & Lybrand, L.L.P, dated May 19, 1998.

 23.1  Consent of Coopers & Lybrand, L.L.P. - Dated May 19, 1998

 23.2  Consent of Verrill & Dana, LLP - Included in Exhibit 5